Exhibit  99.2

Medix  Resources,  Inc.          360  South  Garfield  Street,  Suite  400

Healthcare  Staffing  -  Internet  Medical  Networks          Denver, Colorado


Company  Contact:                Investor  Relations:
Medix  Resources,  Inc.          Lippert/Heilshorn  &  Associates,  Inc.
John  P.  Yeros                  Bruce  Voxx  (bruce@lhal.com)
(303)  393-1515                  (310)  575-4848
                                 Sue  Yeoh  (sue@lhai.com)
Cymedix  Lynx  Corporation       (212)  838-3777
Keith  Berman
(805)  230-1133

FOR  IMMEDIATE  RELEASE

                MEDIX RESOURCES GRANTED FOUR 75 YEAR COPYRIGHTS
                           FOR CYMEDIX LYNX PRODUCT

   Three additional 75 year copyrights for Cymedix Lynx currently in review

DENVER, COLO (April 30, 1998) - Medix Resources, Inc. (Nasdaq: MDIX), one of the nation's medical Internet network suppliers, today announced it has been granted four 75 year software copyrights for its patent-pending internet-based Cymedix Lynx product, bringing the total number of copyrights to six. Copyright registration for the product's Remote Module Software, Server Module Software, Universal Interface Software and Technical Evaluation, prohibits other parties from using Cymedix Lynx's technical configuration unless express permission is granted by Medix. The copyright registration on these items will expire April 1, 2073. The Company has also filed three additional 75-year copyright registration applications for the product's Universal Interface (Standalone) Software, Remote Module (non-ODBC) Software and Server Module (Standalone) Software configurations, which are currently pending review.

In addition, trademark registration applications have been filed for the product names "CYMEDIX", "LYNX", and its Universal Interface name "SHERPA". Trademark registration prevents competitors from using similar marks in advertising and selling practices.

Commenting on the announcement, Keith Berman, President of Cymedix Lynx Corporation, stated, "With the increasing number of companies using the Internet as a commercial vehicle, we felt additional measures were required, over and above our patent filings, to augment the Company's intellectual properties. Copyright protection on the technical configuration of our patent-pending Cymedix Lynx product allows the Company to effectively create barriers to entry to any would-be competitor. In addition, we are pleased to report we have received over 200 inquiries from managed care organizations located throughout the country, regarding the adaptation of Cymedix Lynx's Internet networks. We are working rapidly to address this demand and look forward to reporting soon on our contact development efforts."

Growth of the medical information marketplace, currently estimated at $40 billion, is being driven by the need to share significant amounts of clinical and patient information between physicians, their outpatient service providers, hospitals, insurance companies and managed care organizations. The Company's unique Internet-based Cymedix Lynx software product allows medical professionals to electronically order medical procedures, receive and store test results, check, patient eligibility, make medical referrals, request authorizations, and even report financial and encounter information in a cost-effective, secure and timely manner.

Medix Resources, Inc., through its wholly owned subsidiary Cymedix Lynx Corporation, offers several fully secure patent-pending Internet communications products, using an Internet commerce business model. The Company's core business also provides skilled nursing, therapy, rehabilitation and other medical personnel for flexible staffing in home care, and in a broad spectrum of healthcare and educational facilities.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1955. The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections and/or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's Form 10KSB for 1997 that was filed with the Securities and Exchange Commission on March 30, 1998.